UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2022

SYNDAX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37708	32-0162505
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Building D, Floor 3 35 Gatehouse Drive Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 419-1400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SNDX	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

 Item 5.02.Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2022, Briggs W. Morrison, M.D., transitioned from his role as Chief Executive Officer and principal executive officer of Syndax Pharmaceuticals, Inc. (the “Company”) to President, Head of Research and Development of the Company.  Dr. Morrison will continue leading the Company’s research and development efforts and serving as a member of the Company’s Board of Directors (the “Board”).

On the same date, the Board appointed Michael A. Metzger, previously the Company’s President, Chief Operating Officer, and a member of the Board, to serve as the Company’s Chief Executive Officer. In connection with his appointment as Chief Executive Officer, Mr. Metzger replaced Dr. Morrison as the Company’s principal executive officer. Mr. Metzger will continue serving on the Company’s Board.

In connection with this transition, on February 2, 2022, Dr. Morrison entered into an amended and restated employment agreement (the “Morrison Agreement”), pursuant to which Dr. Morrison will receive an annual base salary of $637,500 with an annual target performance bonus of up to 50% of his annual base salary. The remaining terms of the Morrison Agreement are unchanged from the description set forth in the Company’s proxy statement for its 2021 annual meeting of stockholders under the heading “Executive Officer Compensation,” as filed with the U.S. Securities and Exchange Commission on April 1, 2021 (the “2021 Proxy Statement”). Dr. Morrison’s outstanding equity awards will continue vesting in accordance with their terms.

Additionally, on February 2, 2022, Mr. Metzger entered into an amended and restated employment agreement (the “Metzger Agreement”), pursuant to which Mr. Metzger will receive an annual base salary of $640,000 with an annual target performance bonus of up to 60% of his annual base salary. The remaining terms of the Metzger Agreement are unchanged from the description set forth in the 2021 Proxy Statement. Mr. Metzger’s outstanding equity awards will continue vesting in accordance with their terms.

Biographical information regarding Dr. Morrison and Mr. Metzger is set forth in the 2021 Proxy Statement. No arrangement or understanding exists between Mr. Metzger and any other person pursuant to which Mr. Metzger was selected to serve as Chief Executive Officer of the Company. There have been no related party transactions between the Company or any of its subsidiaries and Mr. Metzger reportable under Item 404(a) of Regulation S-K. Mr. Metzger has no family relationship with any of our directors or executive officers.

The foregoing descriptions of the Morrison Agreement and the Metzger Agreement are qualified in their entirety by reference to the complete text of each such agreement, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

A copy of the Company’s press release announcing the foregoing is attached to this Current Report on Form 8-K as Exhibit 99.1. The information in this Item 7.01 and in Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference to such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated February 2, 2022, by and between the Company and Briggs W. Morrison, M.D.
10.2	Amended and Restated Employment Agreement, dated February 2, 2022, by and between the Company and Michael A. Metzger.
99.1	Press Release, dated February 3, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNDAX PHARMACEUTICALS, INC.

By:	/s/ Luke J. Albrecht
Luke J. Albrecht
General Counsel and Corporate Secretary

Dated: February 3, 2022